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                                   Exhibit 21

                            Subsidiaries of UNB Corp.


    Registrant                                              Percent of Ownership
    ----------                                              --------------------

I.  UNB Corp.

    A.  United National Bank & Trust Company                        100%
        (National Banking Association)

        1.  620 Market Community Redevelopment Corporation          100%


    B.  United Credit Life Insurance Company                        100%